Exhibit 10.3

[Form of Separation Incentive Restricted Stock Grant Award for James A. Hyde and Michael B.

Moneymaker]

December 7, 2010

[Name]

[Address]

Dear             :

Pursuant to the NTELOS Holdings Corp. 2010 Equity and Cash Incentive Plan (the “Plan”), the Plan’s administrative committee (the “Committee”) hereby grants              shares of Restricted Stock, par value $.01 (“Award”). This Award is subject to the applicable terms and conditions of the Plan, which are incorporated herein by reference, and in the event of any contradiction, distinction or difference between this letter and the terms of the Plan, the terms of the Plan will control. All capitalized terms used herein have the meanings set forth herein or in the Plan, as applicable.

Subject to your continued employment with the Company and its Affiliates, or, if applicable to you following the “Spin-Off” (as defined below), with the “Wireline Company” (as defined below), your Award will fully vest and become non-forfeitable on the first (1st) anniversary of the effective date of the consummation of the Company’s spin-off of its wireline business (the “Wireline Company”) consistent in all material respects with the proposed spin-off of the wireline business (the “Spin-Off”) approved by the Company’s Board of Directors on the grant date.

The following enhanced vesting provision shall also apply to your Award shares in the event your employment with the Company and its Affiliates or with the Wireline Company, as applicable, terminates under the circumstances described below before your Award shares become vested.

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In the event the Company or an Affiliate or the Wireline Company, as applicable, terminates your employment involuntarily and without Cause, then your entire Award will fully vest and become nonforfeitable immediately prior to your Termination Date; provided that this enhanced vesting provision will not apply in the event of the termination of your employment by the Company or an Affiliate and your becoming employed by the Wireline Company contemporaneously with the Spin-Off.

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You will not be entitled to receive this enhanced vesting if your employment terminates on account of your death, disability, retirement, termination by the Company for Cause or your voluntary resignation for whatever reason.

As soon as administratively practicable following the effective date of the consummation of the Spin-Off, a portion of your outstanding Award shares will be converted into a number of shares of common stock of the Wireline Company such that, immediately after the Spin-Off, the fair market value of the number of shares of Restricted Stock of the Company that you then hold, and the fair market value of the number of shares of Restricted Stock of the Wireline Company that you then hold, will each equal fifty percent (50%) of the fair market value of your outstanding Award shares immediately prior to the Spin-Off. Otherwise, the terms and conditions of the Award shares after the conversion will be the same as prior to the conversion

By accepting this Award, you agree upon grant of your Award to be bound by the following confidentiality and non-solicitation restrictions:

Confidentiality

You understand and acknowledge that during your employment with the Company, you have been and will be making use of, acquiring or adding to the Company’s Confidential Information (as defined below). In order to protect the Confidential Information, you will not, during your employment with the Company or at any time thereafter, in any way utilize any of the Confidential Information except in connection with your employment by the Company. You will not at any time use any Confidential Information for your own benefit or the benefit of any person except the Company. At the end of your employment with the Company, you will surrender and return to the Company any and all Confidential Information in your possession or control, as well as any other Company property that is in your possession or control. The term “Confidential Information” shall mean any information that is confidential and proprietary to the Company, including but not limited to the following general categories: (a) trade secrets; (b) lists and other information about current and prospective customers; (c) plans or strategies for sales, marketing, business development, or system build-out; (d) sales and account records; (e) prices or pricing strategy or information; (f) current and proposed advertising and promotional programs; (g) engineering and technical data; (h) the Company’s methods, systems, techniques, procedures, designs, formula, inventions and know-how; (i) personnel information; (j) legal advice and strategies; and (k) other information of a similar nature not known or made available to the public or the Company’s competitors. “Confidential Information” shall also include any such information that you may prepare or create during your employment with the Company, as well as such information that has been or may be created or prepared by others. This promise of confidentiality is in addition to any common law or statutory rights of the Company to prevent disclosure of its trade secrets and/or Confidential Information.

Non-Solicitation

While you are employed by the Company and for one (1) year after your Termination Date, you will not, directly or indirectly, solicit or encourage any employee of the Company to terminate employment with the Company; hire, or cause to be hired, for any employment by a Competitor, any person who within the preceding 12 month period has been employed by the Company, or assist any other person, firm, or corporation to do any of the foregoing acts. Additionally, while you are employed by the Company and for one (1) year after your Termination Date, you will not, directly or indirectly, sell, attempt to sell, provide or attempt to provide, any wireless or wireline telecommunication services, including but not limited to internet services, to any person or entity who was a customer or an actively sought prospective customer of the Company, at any time during the Executive’s employment with the Company.

In the event you breach any of foregoing confidentiality or non-solicitation restrictions, in addition to any contractual or common law right the Company may have against you, you will waive and forfeit any and all rights to any further benefits under this letter or under the Plan and you will repay the Company for any benefit you may have already received under this letter or under the Plan.

Taxes

Under the Internal Revenue Code (the “Code”), your restricted stock grant is taxed as ordinary income when the shares fully vest. Upon vesting of your stock, you will be required to pay applicable withholding tax on the stock’s value prior to the stock being transferred to you. You may elect to have the withholding tax deducted from your regular pay; deducted from a bonus check (if applicable); or make payment directly to NTELOS by a personal check. You may be eligible to make a Section 83(b) election to accelerate recognition of the income from this award. You should seek advice from a qualified tax advisor immediately if you are considering this election.

Dividends

Prior to the vesting of your restricted stock, you will be eligible to receive any dividends that are declared. Any applicable dividend checks will be mailed to your address of record. Dividends that you receive on restricted stock are treated as ordinary income (compensation) and not as dividend income. NTELOS will include these payments on your W-2 Wage Statement. If they also are reported on a Form 1099-DIV, Dividends and Distributions, you should list them on Schedule B (Form 1040), with a statement that they have been included as wages on your W-2. Do not include them in the total dividends received. You should consider reviewing page 13 of IRS Publication 525, “Taxable and Non-Taxable Income” for specific instructions on this issue.

Please contact your tax advisor if you have questions on these tax related issues.

The Company may impose any additional conditions or restrictions on the Award as it deems necessary or advisable to ensure that all rights granted under the Plan satisfy the requirements of applicable securities laws. The Company shall not be obligated to issue or deliver any shares if such action violates any provision of any law or regulation of any governmental authority or national securities exchange.

The Committee may amend the terms of this Award to the extent it deems appropriate to carry out the terms of the Plan. The construction and interpretation of any provision of this Award or the Plan shall be final and conclusive when made by the Committee.

Nothing in this letter shall confer on you the right to continue in the service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries to terminate your service at any time, which rights shall be subject to the terms and conditions of any applicable employment agreement or other contractual relationship between you and the Company, if such agreement or other relationship exists.

Please sign and return a copy of this agreement to Joe Leigh, Vice President - Human Resources, designating your approval of this letter. This acknowledgement must be returned within thirty (30) days; otherwise, the Award will lapse and become null and void. Your signature will also acknowledge that you have received and reviewed the Plan and that you agree to be bound by the applicable terms of this letter and the Plan.

Very truly yours,

NTELOS HOLDINGS CORP.

By:

ACKNOWLEDGED AND ACCEPTED

Dated:

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